Exhibit 99.1

Kraton Performance Polymers Comments on Fourth Quarter and Full Year 2015 Results
Announces Fourth Quarter 2015 Earnings Release Conference Call and Webcast
HOUSTON, February 4, 2016 /PRNewswire/ -- In connection with the pending syndication of recently closed debt facilities, Kraton Performance Polymers, Inc. (“Kraton”) today provided preliminary financial results for the fourth quarter and full year 2015.

($ in millions)	Three months ended December 31,		Years ended December 31,
	2015	2014	2015	2014
Sales volume (kT)	74.9	72.2	306.5	305.6
Revenue	Approx. $248.0	$276.0	Approx. $1,035.0	$1,230.4
Adjusted EBITDA (1)	$48.2 to $50.2	$31.7	$165.0 to $167.0	$147.2
Net cash provided by operating activities	Approx. $22.0	$48.6	Approx. $104.0	$29.9

(1)
Adjusted EBITDA includes the spread between FIFO and Estimated Current Replacement Cost (“ECRC”). See Non-GAAP reconciliations in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.

Kraton also provided preliminary fourth quarter and full year 2015 results for Arizona Chemical Holdings Corporation, which Kraton acquired effective January 6, 2016.

($ in millions)	Three months ended December 31,		Years ended December 31,
	2015	2014	2015	2014
Sales volume (kT) (1)	90.1	99.5	390.8	424.1
Revenue	Approx. $186.0	$209.7	Approx. $807.0	$938.1
Adjusted EBITDA(2)	$41.0 to $44.0	$46.2	$177.0 to $180.0	$191.7
Net cash provided by operating activities	Approx. $32.0	$41.8	Approx. $107.0	$91.3
(1)     Excludes sales of Pitch

(2)	See Non-GAAP reconciliations in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.

PRELIMINARY NATURE OF RESULTS
Neither Kraton nor Arizona has finalized its operating or financial results as of and for the fourth quarter and fiscal year ended December 31, 2015. The preliminary estimated operating and financial results described herein have not been audited or reviewed by any party, including each company’s independent accountants, and are therefore subject to revision pending the completion of the accounting and financial reporting processes necessary to complete each company’s financial closing procedures and financial statements for the fourth quarter and full year fiscal 2015 (including, without limitation, an audit by such independent accountants). The changes that result from the closing procedures, the preparation of financial statements and the audit may be material. The preliminary estimates of the financial results contained in this release were prepared by management. Management believes that such preliminary estimates have been prepared on a reasonable basis, but such preliminary estimates are based upon a number of assumptions, estimates and business decisions that are inherently subject to a number of factors (including those discussed below under “Forward-Looking Statements” and in the “Risk Factor” disclosures in Kraton’s filings with the Securities and Exchange Commission). The preliminary estimates presented in this release represent, to the best of management’s knowledge, each company’s expected results. Nevertheless, because such information is preliminary and highly subjective, it should not be relied on as indicative of either company’s future actual results. Kraton does not intend to update or otherwise revise the preliminary estimates to reflect future events.
SCHEDULED EARNINGS RELEASE
Kraton has scheduled a conference call on Wednesday, February 24, 2016 at 8:00 a.m. Central time (9:00 a.m. Eastern time) to discuss fourth quarter and full year 2015 financial and operating results. The company expects to release its results after market close on Tuesday, February 23, 2016.

Kraton invites you to listen to the conference call, which will be broadcast live over the internet, at http://www.Kraton.com by selecting the "Investor Relations" link at the top of the home page and then selecting "Events" under "Company" on the Investor Relations page. Company spokespeople will include Kevin M. Fogarty, President and Chief Executive Officer; Stephen E. Tremblay, Executive Vice President and Chief Financial Officer; and Gene Shiels, Director of Investor Relations.
You may also listen to the conference call by telephone by contacting the conference call operator 5-10 minutes prior to the scheduled start time and asking for the "Kraton Conference Call - Passcode: Earnings Call." Toll Free dial-in #: 800-857-6511. International dial-in #: 210-839-8886.
For those unable to listen to the live call, a replay will be available beginning at approximately 10:00 a.m. Central Time on February 24, 2016 through 11:00 p.m. Central Time on March 9, 2016. Select the "Investor Relations" link at the top of the Kraton home page; navigate to "Events" under "Company" on the Investor Relations page. Select Past Events, then "Q4 2015 Kraton Performance Polymers, Inc. Earnings Conference Call." To hear a telephonic replay of the call, dial 866 428-3803.
ABOUT KRATON
Kraton Performance Polymers, Inc. (NYSE “KRA”) is a leading global producer of styrenic block copolymers, specialty polymers and high-value performance products derived from pine wood pulping co-products. Kraton's polymers are used in a wide range of applications, including adhesives, coatings, consumer and personal care products, sealants and lubricants, and medical, packaging, automotive, paving, roofing and footwear products. As the largest global provider in the pine chemicals industry, the company’s pine-based specialty products are sold into adhesive, road and construction and tire markets, and it produces and sells a broad range of chemical intermediates into markets that include fuel additives, oilfield chemicals, coatings, metalworking fluids and lubricants, inks, flavors and fragrances and mining. Kraton offers its products to a diverse customer base in over 60 countries worldwide.
Kraton, the Kraton logo and design, and the "Giving Innovators their Edge" tagline are all trademarks of Kraton Polymers LLC.
USE OF NON-GAAP FINANCIAL MEASURES
This press release includes the use of both GAAP and non-GAAP financial measures. The non-GAAP financial measures are EBITDA and Adjusted EBITDA. Tables included in this earnings release reconcile each of these non-GAAP financial measures with the most directly comparable GAAP financial measure.
We consider these non-GAAP financial measures to be important supplemental measures of our performance and believe they are frequently used by investors, securities analysts and other interested parties in the evaluation of our performance including period-to-period comparisons and/or that of other companies in our industry. Further, management uses these measures to evaluate operating performance, and our incentive compensation plan bases incentive compensation payments on our Adjusted EBITDA performance, along with other factors. These non-GAAP financial measures have limitations as analytical tools and in some cases can vary substantially from other measures of our performance. You should not consider them in isolation, or as a substitute for analysis of our results under GAAP in the United States. For EBITDA, these limitations include: EBITDA does not reflect the significant interest expense on our debt; EBITDA does not reflect the significant depreciation and amortization expense associated with our long-lived assets; EBITDA included herein should not be used for purposes of assessing compliance or non-compliance with financial covenants under our debt agreements. The calculation of EBITDA in the debt agreements includes adjustments, such as extraordinary, non-recurring or one-time charges, proforma cost savings, certain non-cash items, turnaround costs, and other items included in the definition of EBITDA in the debt agreements; and other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure. As an analytical tool, Adjusted EBITDA is subject to all the limitations applicable to EBITDA. We prepare Adjusted EBITDA by eliminating from EBITDA the impact of a number of items we do not consider indicative of our on-going performance, including the spread between FIFO and ECRC (for additional information on the impact of the spread between the FIFO basis of accounting and ECRC, see Management's Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014), but you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, due to volatility in raw material prices, Adjusted EBITDA may, and often does, vary substantially from EBITDA and other performance measures, including net income calculated in accordance with U.S. GAAP; and Adjusted EBITDA may, and often will, vary significantly from EBITDA calculations under the terms of our debt agreements and should not be used for assessing compliance or non-compliance with financial covenants under our debt agreements. Because of these and other limitations, EBITDA and Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. Our presentation of non-GAAP financial measures and the adjustments made therein should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items, and in the future we may incur expenses or charges similar to the adjustments made in the presentation of our non-GAAP financial measures.

FORWARD LOOKING STATEMENTS
This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “intends,” “plans” or “anticipates,” or by discussions of strategy, plans or intentions.  The statements in this press release that are not historical statements, including statements concerning our expectations around Kraton’s and Arizona’s fourth quarter 2015 and full year 2015 sales volumes, revenue, Adjusted EBITDA and net cash provided by operating activities are forward-looking statements.  All forward-looking statements in this press release are made based on management’s current expectations and estimates, which involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in forward-looking statements.  Additional information concerning factors that could cause actual results to differ materially from those expressed in forward-looking statements is contained in Kraton’s most recently filed annual report on Form 10-K, quarterly reports on Form 10-Q and in other filings made by Kraton with the U.S. Securities and Exchange Commission, and include, but are not limited to, risks related to: the integration of Arizona Chemical Holdings Corporation; Kraton’s ability to repay its indebtedness; Kraton’s reliance on third parties for the provision of significant operating and other services; conditions in the global economy and capital markets; fluctuations in raw material costs; limitations in the availability of raw materials; competition in Kraton’s end-use markets; and other factors of which we are currently unaware or deem immaterial.  Readers are cautioned not to place undue reliance on forward-looking statements.  Forward-looking statements contained herein speak only as of the date of this press release, and we assume no obligation to publicly update or revise such forward-looking statements in light of new information or future events.

For Further Information:
H. Gene Shiels
Director of Investor Relations
(281)-504-4886

RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP FINANCIAL MEASURES (Unaudited) (In thousands)
	Year Ended December 31, 2014		Year Ended December 31, 2015
	Kraton	Arizona	Kraton		Arizona
	Actual	Actual	Low	High	Low	High
Consolidated net income (loss)	$1,210	$98,351	$(14,346)	$(12,346)	$55,667	$58,667
Add (deduct):
Interest expense, net	24,594	42,825	24,223	24,223	47,565	47,565
Income tax expense	5,118	49,966	6,943	6,943	24,690	24,690
Depreciation and amortization	66,242	33,656	62,093	62,093	30,124	30,124
EBITDA	97,164	224,798	78,913	80,913	158,046	161,046
Add (deduct):
Loss (gain) on interest rate caps/swaps, net (a)	—	3,579	—	—	5,034	5,034
Loss on extinguishment of debt (b)	—	7,860	—	—	—	—
Retirement plan charges (c)	399	1,027	792	792	515	515
Restructuring and other charges (d)	2,953	4,074	1,729	1,729	1,165	1,165
Transaction and acquisition related costs (e)	9,585	817	20,846	20,846	2,971	2,971
Impairment of long-lived assets and facility closure costs (f)	4,731	—	—	—	5,931	5,931
Impairment of spare parts inventory (g)	430	—	—	—	—	—
Production downtime (h)	10,291	—	(593)	(593)	—	—
KFPC startup costs (i)	1,911	—	3,640	3,640	—	—
Non-cash compensation expense (j)	10,475	1,999	9,015	9,015	(102)	(102)
Other share based compensation expense (k)	—	10,593	—	—	—	—
Gain on sale of assets (l)	—	(365)	—	—	—	—
Financing costs in connection with debt (m)	—	4,152	—	—	205	205
Management fees (n)	—	2,149	—	—	2,074	2,074
Litigation expense (o)	—	(70,100)	—	—	—	—
Indirect CTO spill related costs (p)	—	1,164	—	—	—	—
Unrealized foreign currency losses (q)	—	(53)	—	—	1,161	1,161
Spread between FIFO and ECRC (r)	9,255	—	50,658	50,658	—	—
Adjusted EBITDA	$147,194	$191,694	$165,000	$167,000	$177,000	$180,000

(a)	Represents loss (gain) on interest rate caps and swaps.

(b)	Represents loss incurred on the extinguishment of Arizona Chemical's historical indebtedness.

(c)	Charges associated with the termination of certain employee defined benefit pension plans including curtailment costs and cash costs related to the termination of the plans.

(d)
Severance expenses, professional fees and other restructuring related charges. For Arizona, includes costs associated with ceasing operations at the UK manufacturing facility including severance costs, pension entitlements and other exit costs.

(e)
Professional fees and other costs associated with the evaluation of acquisition transactions. For the year ended December 31, 2015, costs are primarily associated with Kraton's acquisition of Arizona Chemical. For the year ended December 31, 2014, costs primarily associated with the terminated combination agreement with LCY.

(f)
In 2015, impairment and other costs related to the announced closure of Arizona Chemical’s Chester-le-Street plant in the U.K. In 2014, $2.4 million was related to engineering and design assets for projects we determined were no longer economically viable; $1.4 million was related to information technology and office assets associated with restructuring activities; and $0.9 million was related to other long-lived assets.

(g)	Impairment of spare parts inventory associated with the coal-burning boilers which were decommissioned in 2015.

(h)
In 2014, costs for weather-related production downtime at our Belpre, Ohio facility and an operating disruption from a small fire at our Berre, France facility, which occurred in the first quarter of 2014. In 2015, the reduction in costs is due to incremental insurance recoveries related to the production downtime at our Belpre, Ohio, facility.

(i)	Startup costs related to the joint venture company, KFPC.

(j)	Represents expense recognized for non-cash share-based compensation.

(k)
Represents other share-based compensation expense in the form of common profit interests granted to certain Arizona Chemical employees. These interests are recognized as compensation expense at fair market value when probable of monetization.

(l)
In 2014, the net gain relates to the 2013 sale of Arizona Chemical’s personal care business consisting of intellectual property, customer relationships and inventories, of which $0.6 million was received in June 2014. The $0.4 million gain in 2014 is net of an expense for a claim from a distributor.

(m)	Professional fees and other costs incurred related to the refinancing of Arizona Chemical's historical indebtedness.

(n)	Management fees and out of pocket expenses paid to Arizona Chemical's former owners in accordance with the former management agreement.

(o)
This credit represents an accrued insurance recovery for litigation expenses and damages associated with a claim filed by a former customer for an alleged breach of warranty and breach of contract regarding delivery of resin products during the period 2005 through 2009.

(p)
In December 2011, a leak was discovered in CTO tanks owned by Arizona Chemical in Söderhamn, Sweden. The costs in 2014 represents additional storage costs incurred as a result of the loss of the CTO tanks.

(q)	Represents unrealized foreign currency losses.

(r)
Although we report our financial results using the FIFO basis of accounting, as part of our pricing strategy, we measure our business performance using the ECRC of our inventory and cost of goods sold. We maintain our perpetual inventory in our global enterprise resource planning system, where the carrying value of our inventory is determined using FIFO. At the beginning of each month, we determine the estimated current cost of our raw materials for that particular month, and using the same perpetual inventory system that we use to manage inventory and therefore costs of goods sold under FIFO, we revalue our ending inventory to reflect the total cost of such inventory as if it was valued using the ECRC. The result of this revaluation from FIFO creates the spread between FIFO and ECRC. With inventory valued under FIFO and ECRC, we then have the ability to report cost of goods sold and therefore Adjusted EBITDA under both our FIFO convention and ECRC.

RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP FINANCIAL MEASURES (Unaudited) (In thousands)
	Three Months Ended December 31, 2014		Three Months Ended December 31, 2015
	Kraton	Arizona	Kraton		Arizona
	Actual	Actual	Low	High	Low	High
Consolidated net income (loss)	$(17,781)	$58,397	$(6,631)	$(4,631)	$15,733	$18,733
Add (deduct):
Interest expense, net	5,927	12,427	6,248	6,248	11,637	11,637
Income tax expense	1,713	32,882	2,808	2,808	6,587	6,587
Depreciation and amortization	16,612	7,927	15,241	15,241	7,329	7,329
EBITDA	6,471	111,633	17,666	19,666	41,286	44,286
Add (deduct):
Loss (gain) on interest rate caps/swaps, net (a)	—	3,284	—	—	(1,969)	(1,969)
Retirement plan charges (b)	399	695	792	792	—	—
Restructuring and other charges (c)	2,300	645	230	230	—	—
Transaction and acquisition related costs (d)	763	710	15,048	15,048	834	834
Impairment of long-lived assets and facility closure costs (e)	4,731	—	—	—	(22)	(22)
Impairment of spare parts inventory (f)	430	—	—	—	—	—
Production downtime (g)	(1,732)	—	(250)	(250)	—	—
KFPC startup costs (h)	571	—	1,813	1,813	—	—
Non-cash compensation expense (i)	2,007	(51)	2,414	2,414	71	71
Financing costs in connection with debt (j)	—	577	—	—	84	84
Management fees (k)	—	578	—	—	512	512
Litigation expense (l)	—	(73,200)	—	—	—	—
Indirect CTO spill related costs (m)	—	1,164	—	—	—	—
Unrealized foreign currency losses (n)	—	117	—	—	228	228
Spread between FIFO and ECRC (o)	15,763	—	10,514	10,514	—	—
Adjusted EBITDA	$31,703	$46,152	$48,227	$50,227	$41,024	$44,024

(a)	Represents loss (gain) on interest rate caps and swaps.

(b)	Charges associated with the termination of certain employee defined benefit pension plans including curtailment costs and cash costs related to the termination of the plans.

(c)
Severance expenses, professional fees and other restructuring related charges. For Arizona, includes costs associated with ceasing operations at the UK manufacturing facility including severance costs, pension entitlements and other exit costs.

(d)	Professional fees and other costs associated with the evaluation of acquisition transactions, primarily associated with Kraton's acquisition of Arizona Chemical.

(e)
In 2015, impairment and other costs related to the announced closure of Arizona Chemical’s Chester-le-Street plant in the U.K. In 2014, $2.4 million was related to engineering and design assets for projects we determined were no longer economically viable; $1.4 million was related to information technology and office assets associated with restructuring activities; and $0.9 million was related to other long-lived assets.

(f)	Impairment of spare parts inventory associated with the coal-burning boilers which were decommissioned in 2015.

(g)	Reduction in costs associated with the weather-related production downtime at our Belpre, Ohio, facility.

(h)	Startup costs related to the joint venture company, KFPC.

(i)	Represents expense recognized for non-cash share-based compensation.

(j)	Professional fees and other costs incurred related to the refinancing of Arizona Chemical's historical indebtedness.

(k)	Management fees and out of pocket expenses paid to Arizona Chemical's former owners in accordance with the former management agreement.

(l)
This credit represents an accrued insurance recovery for litigation expenses and damages associated with a claim filed by a former customer for an alleged breach of warranty and breach of contract regarding delivery of resin products during the period 2005 through 2009.

(m)
In December 2011, a leak was discovered in CTO tanks owned by Arizona Chemical in Söderhamn, Sweden. The costs in 2014 represents additional storage costs incurred as a result of the loss of the CTO tanks.

(n)	Represents unrealized foreign currency losses.

(o)
Although we report our financial results using the FIFO basis of accounting, as part of our pricing strategy, we measure our business performance using the ECRC of our inventory and cost of goods sold. We maintain our perpetual inventory in our global enterprise resource planning system, where the carrying value of our inventory is determined using FIFO. At the beginning of each month, we determine the estimated current cost of our raw materials for that particular month, and using the same perpetual inventory system that we use to manage inventory and therefore costs of goods sold under FIFO, we revalue our ending inventory to reflect the total cost of such inventory as if it was valued using the ECRC. The result of this revaluation from FIFO creates the spread between FIFO and ECRC. With inventory valued under FIFO and ECRC, we then have the ability to report cost of goods sold and therefore Adjusted EBITDA under both our FIFO convention and ECRC.